UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

Lpath, Inc.

(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

4025 Sorrento Valley Blvd., San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Lpath, Inc. (the “Company”) was held on June 21, 2012. Matters submitted to the stockholders and voted upon at the meeting were as follows: (1) election of five members to the Company’s Board of Directors and (2) ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The stockholders elected each of the director candidates and ratified the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The final voting results are set forth below:

(1)           The following directors were elected by the indicated votes:

	For	Against	Abstain	Broker Non-Votes

Jeffrey A. Ferrell	31,866,237	272,749	174,500	28,423,200

Charles A. Mathews	26,303,337	5,835,649	174,500	28,423,200

Scott R. Pancoast	28,319,920	3,848,566	145,000	28,423,200

Daniel H. Petree	31,867,337	271,649	174,500	28,423,200

Donald R. Swortwood	31,859,337	279,449	174,700	28,423,200

(2)           The appointment of Moss Adams, LLP was ratified by the indicated votes (there were no broker non-votes on this proposal):

For	Against	Abstain	Broker Non-Votes
60,435,409	140,591	160,686	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By:	/s/ Scott Pancoast
Name: Scott Pancoast
Title: President and Chief Executive Officer
Dated: June 22, 2012